Exhibit 3.96

READER’S DIGEST SUB FIVE, INC.

Incorporated under the Laws

of the State of Delaware

BY-LAWS

BY-LAWS OF READER’S DIGEST SUB FIVE, INC.

ARTICLE I

Offices

SECTION 1.01.                                         Registered Office.

The registered office of READER’S DIGEST SUB FIVE, INC. (hereinafter called the “Corporation”) in the State of Delaware shall be at 32 Loockerman Square, City of Dover, County of Kent, and the registered agent in charge thereof shall be The Prentice Hall Corporation System, Inc.

SECTION 1.02.                                         Other Offices.

The Corporation also may have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors (hereinafter called the “Board”) shall from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders; Stockholders’
Consent of Lieu of Meeting

SECTION 2.01.                                         Annual Meetings.

The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.08 hereof.

SECTION 2.02.                                         Special Meetings.

A special meeting of the stockholders for any purpose or purposes may be called by the Board, the President or the Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote at, such meeting, such meeting to be held at such place, on such date and at such hour as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03.                                         Notice of Meetings.

Except as otherwise required by the Certificate of Incorporation or these By-laws, notice of each annual or special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to each such stockholder at his address as it appears in the records of the Corporation, or by transmitting notice thereof to him at such address by facsimile transmission, telex, telegraph, cable or other form of recorded communication.  Every such notice shall state the place and the date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall, in person or by attorney duly authorized, waive such notice in writing, either before or after such meeting.  Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need by specified in any such waiver of notice.

SECTION 2.04.                                         Quorum.

At each meeting of stockholders of the Corporation, except where otherwise provided by the Certificate of Incorporation or these By-laws, the holders of record of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  In the absence of a quorum a majority in interest of stockholders of the Corporation present in person or represented by proxy and entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite number of shares of stock shall be present or represented.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.05.                                         Organization.

At each meeting of stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)                                  the President;

(b)                                 any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the President shall be absent from such meeting; or

(c)                                  a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.06.                                         Order of Business.

The order of business at each meeting of stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those stockholders present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 2.07.                                         Voting.

Except as otherwise provided by the Certificate of Incorporation or these By-laws, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of capital stock of the Corporation entitled to vote that is held by him and registered in his name on the books of the Corporation:

(a)                                  on the date fixed pursuant to Section 7.07 of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting; or

(b)                                 if no such record date shall have been fixed, at the close of business on the day next preceding the day of which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The Corporation shall not vote directly or indirectly any shares of its own capital stock.  Any vote of capital stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.  Except as otherwise provided by the Certificate of Incorporation or these By-laws, at all meetings of stockholders, all matters shall be decided by the affirmative vote of holders of record of shares representing a majority of the voting power of the stock present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present.

SECTION 2.08.                                         Stockholders’ Consent in Lieu of Meeting.

Any action required by the laws of the state of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such writing or writings shall be filed with the minutes of stockholders’ meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not so consented in writing.

ARTICLE III

Board of Directors

SECTION 3.01.                                         General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 3.02.                                         Number and Term of Office.

The number of directors who shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the whole Board.  Initially the whole Board shall consist of 3 members.  The term “whole Board” is used herein to refer to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office.  Directors need not be stockholders.  Each director shall hold office for the term of one year and shall serve until his successor is elected and qualified, or until his earlier death or resignation or his removal in the manner hereinafter provided.

SECTION 3.03.                                         Resignation, Removal and Vacancies.

(a)                                  Any director may resign at any time by giving written notice of his resignation to the Board, the Board the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, upon receipt thereof.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)                                 Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.08 hereof.

(c)                                  Vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.04.                                         Meetings.

(a)                                  Annual Meetings.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.05 hereof.  Notice of such meeting need not be given.

(b)                                 Other Meetings.  Other meetings of the Board shall be held at such place, on such date and at such hour as the Board or the President shall from time to time determine.

(c)                                  Notice of Meetings.  The Secretary shall give notice to each director of each meeting except the annual meeting, including the time and place of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least four days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile transmission, telex, telegraph, cable, or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.

(d)                                 Place of Meetings.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the notices or waivers of notice thereof.

(e)                                  Quorum and Manner of Acting.  A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for any other act of the Board, except as otherwise expressly required by law, by the Certificate of Incorporation or by these By-laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)                                    Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)                                     the President; or

(ii)                                  any director chosen by a majority of the directors present.

The person whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.05.                                         Directors’ Consent in Lieu of Meeting.

Action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 3.06.                                         Action by Means of Conference Telephone or Similar Communications Equipment.

Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any such committee by means (including without limitation conference telephone or similar communications equipment) of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.07.                                         Compensation.

The directors and the members of any committee of the Board established pursuant to these By-laws or by resolution of the Board shall be entitled to be reimbursed for any expenses paid by them on account of their attendance at any regular or special meeting of the Board or of such committee.  The Board may at any time or from time to time by resolution also provide that the Corporation shall pay each such director or member of such committee such compensation for his services as may be specified in such resolution.  Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any, other capacity and receiving compensation therefor.

ARTICLE IV

Committees of the Board

SECTION 4.01.                                         Appointment of Executive Committee.

The Board may from time to time by resolution passed by a majority of the whole Board designate from its members an Executive Committee to serve at the pleasure of the Board.  The chairman of the Executive Committee shall be designated by the Board.  The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee.  The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

SECTION 4.02.                                         Procedures of Executive Committee.

The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board.

SECTION 4.03.              Powers of Executive Committee.

During the intervals between the meetings of the Board, unless otherwise determined from time to time by resolution passed by the whole Board, the Executive Committee shall possess and may exercise all the powers and authority of the Board in the management and direction of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, except that the Executive Committee shall not have power or authority in reference to:

(a)           amending the Certificate of Incorporation;

(b)           adopting an agreement of merger or consolidation,

(c)           recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)           recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)           amending the Bylaws; or

(f)           declaring a dividend or authorizing the issuance of stock.

SECTION 4.04.              Reports of Executive Committee.

The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported promptly to the Board.  Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

SECTION 4.05.              Other Committees.

The Board, by resolution adopted by a majority of the whole Board, may designate from among its members one or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 4.03 hereof.  The Board shall have power at any time to change the members of any such committee, to designate alternate members of any such committee and to fill vacancies therein and any such committee shall serve at the pleasure of the Board.

ARTICLE V

Officers

SECTION 5.01.              Executive Officers.

The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Vice Presidents or one or more Assistant Secretaries or Assistant Treasurers and such other officers as the Board may from time to time designate.  Any two or more offices may be held by the same person.

SECTION 5.02.              Authority and Duties.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board.

SECTION 5.03.              Term of Office, Resignation and Removal.

(a)           All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board.  The President and the Chairman of the Board, if any, shall be elected or appointed from among the members of the Board.  The Board may delegate to any principal officer the power to appoint or remove subordinate officers, agents or employees.  Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

(b)           Any officer may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(c)           All officers and agents elected or appointed by the Board shall be subject to removal, with or without cause, at any time by the Board, by the stockholders of the Corporation or, except in the case of any officer elected by the Board, by any principal officer upon whom power of removal may be confirmed by the Board.

SECTION 5.04.              Vacancies.

If an office becomes vacant for any reason, the Board shall fill such vacancy.  Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

SECTION 5.05.              President.

The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and over its officers, subject, however, to the control of the Board.  He shall, if present, preside at all meetings of the stockholders and of the Board.  He shall use his best efforts to see that all orders and resolutions of the Board are carried into effect.  He shall perform all of the duties usually incumbent upon a chief executive officer of a corporation and incident to such office.  He also shall have such powers and perform such duties as are assigned to him by these By-laws and shall have such other powers and perform such other duties, not inconsistent with these By-laws, as may from time to time be assigned to him by the Board.

SECTION 5.06.              Vice Presidents.

The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board shall, in the absence or disability of the president, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

SECTION 5.07.              Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall, if appointed secretary of any such meeting, record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board.  He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct.  He shall perform all of the duties usually incumbent upon and incident to the office of Secretary and also shall perform all other duties as from time to time may be assigned to him by the president or the Board.

SECTION 5.08.              Assistant Secretaries.

The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

SECTION 5.09.              Treasurer.

The Treasurer shall be the principal financial officer of the Corporation.  He shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects to the name and to the credit of the corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse, or cause to be disbursed (by himself or by persons designated by him) the funds of the Corporation, as may be ordered or authorized by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

SECTION 5.10.              Assistant Treasurers.

The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the President, the Treasurer or the Board shall prescribe.

SECTION 5.11.              Salaries.

The salaries of the officers of the Corporation may be fixed from time to time by the Board.  No officer shall be ineligible to receive such salary by reason of the fact that he is also a director of the Corporation and receiving compensation therefor.

ARTICLE VI

Contracts, Checks, Drafts and Bank Accounts

SECTION 6.01.              Execution of Documents.

The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument of designation to other officers, employees or agents of the Corporation and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

SECTION 6.02.              Deposits.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the person to whom power in this respect shall have been given by the Board shall select.

ARTICLE VII

Shares and Their Transfer; Fixing Record Date

SECTION 7.01.              Certificates for Shares.

Every owner of stock of the corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board.  Certificates of each class shall be issued in consecutive order, shall be numbered in the order of their issue and shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the treasurer or an Assistant Treasurer.

SECTION 7.02.              Record.

A record (hereinafter called the “Stock Record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the Stock Record shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 7.03.              Transfer and Registration of Stock.

(a)           The transfer of stock and certificates of stock that represent the stock of the Corporation and shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

(b)           Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 7.04.              Addresses of Stockholders.

Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

SECTION 7.05.              Lost, Destroyed and Mutilated Certificates.

The Board or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and the Board or such committee may, in its discretion, require its owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 7.06.              Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 7.07.              Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjourned meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal — 1991 — Delaware”.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall commence on July 1 of each year and shall end on June 30 of the following year unless changed by resolution of the Board.

ARTICLE X

Indemnification

Each director and each officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of incurring such expenses) to the full extent permitted by the Delaware Code, subject to the determination, and at the discretion, of the Board.

ARTICLE XI

Waiver of Notice

Whenever any notice whatever is required to be given by these By-laws or the Certificate of Incorporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney duly authorized, in writing or by facsimile transmission, telex, telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XII

Amendments

Any By-law (including these By-laws) may be adopted, amended or repealed by the Board in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.